EXHIBIT 99.1

PRESS RELEASE

MedMen Announces Equity Private Placement

LOS ANGELES – (Feb. 16, 2021) MedMen Enterprises Inc. (“MedMen” or the “Company”) (CSE: MMEN) (OTCQX: MMNFF), a cannabis retailer with operations across the U.S., today announced the execution of subscription agreements with certain institutional investors (collectively, the “Investors”) for the sale of up to approximately US$5.8 million of units ("Units") at a purchase price of US$0.3713 per Unit (the “Private Placement”). Each Unit consists of one Class B subordinate voting share (each, a "Share") and one share purchase warrant (each, a "Warrant"). Each Warrant permits the holder to purchase one Share for a period of five years from the date of issuance at an exercise price of US$0.4642 per Share. The Private Placement will be completed in tranches, with the initial tranche consisting of 7,800,000 Units for aggregate gross proceeds of US$2.9 million. The Company has granted the Investors an option to acquire up to an additional 7,800,000 Units on the terms set forth above for a period of 45 days following the initial closing.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. The securities being offered have not been, registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the U.S. Securities Act, and applicable state securities laws.  As part of the transaction, the Company has agreed to file a resale registration statement on Form S-1 with the Securities and Exchange Commission within 15 days of the closing to register the resale of the Shares and Shares underlying the Warrants issued in the Private Placement.

About MedMen

MedMen is a U.S. cannabis retailer with flagship locations in Los Angeles, Las Vegas, Chicago, and New York. MedMen offers a robust selection of high-quality products, including MedMen-owned brands [statemade], LuxLyte, and MedMen Red through its premium retail stores, proprietary delivery service, as well as curbside and in-store pick up. MedMen Buds, an industry-first loyalty program, provides exclusive access to promotions, product drops and content. MedMen believes that a world where cannabis is legal and regulated is safer, healthier and happier. Learn more about MedMen and The MedMen Foundation at www.medmen.com.

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Cautionary Note Regarding Forward-Looking Information and Statements:

This press release contains certain “forward-looking information” within the meaning of applicable Canadian securities legislation and may also contain statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking information and forward-looking statements are not representative of historical facts or information or current condition, but instead represent only MedMen’s beliefs regarding future events, plans or objectives, many of which, by their nature, are inherently uncertain and outside of MedMen’s control. Generally, such forward-looking information or forward-looking statements can be identified by the use of forward-looking terminology such as “expects”, “believes”, “plans”, “intends”, “anticipates” or variations of words and phrases implying that certain actions, events or results “may”, “could”, “would”, “might”, “will be taken”, “will continue”, “will occur” or “will be achieved”. This forward-looking information is based on certain assumptions made by management and other factors used by management in developing such information.

Forward-looking information and statements are not a guarantee of future performance and are based upon estimates and assumptions of management at the date the statements are made, including among other things, estimates and assumptions about the transaction with Investors being completed on current terms and current contemplated timelines; the occurrence of any event, change or other circumstances that could give rise to the termination of the Equity Placement; the inability of either party to consummate the Equity Placement due to the failure to satisfy conditions and covenants;  changes in general economic, business and political conditions, including changes in the financial markets; changes in applicable laws generally and adverse future legislative and regulatory developments involving medical and recreational marijuana; the risks of operating in the marijuana industry in the United States, and those other risk factors discussed in MedMen’s Form 10 (as amended), and other continuous disclosure filings, all available under MedMen’s profile on www.sedar.com and at www.sec.gov.

Although MedMen believes that the assumptions and factors used in preparing, and the expectations contained in, the forward-looking information and statements are reasonable, undue reliance should not be placed on such information and statements, and no assurance or guarantee cane be given that such forward-looking information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such information and statements.  Should assumptions underlying the forward-looking statements prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated, believed, estimated or expected.

The forward-looking information and forward-looking statements contained in this press release are made as of the date of this press release, and MedMen does not undertake to update any forward-looking information and/or forward-looking statements that are contained or referenced herein, except in accordance with applicable securities laws.

Forward-looking statements contained in this news release are expressly qualified by this cautionary note.

Source: MedMen Enterprises

Media Contact

Tracy McCourt

MedMen

Chief Revenue Officer

Email: communications@medmen.com

Investor Relations Contact

Reece Fulgham

MedMen

Interim Chief Financial Officer

Email: investors@medmen.com

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